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                                                                   EXHIBIT 10.22




                         FINANCIAL CONSULTING AGREEMENT


         THIS FINANCIAL CONSULTING AGREEMENT (the "Agreement"), made and entered into as of the 31st day of December, 1996, by and between THE HALLWOOD GROUP INCORPORATED, a Delaware corporation ("Hallwood Group") and HSC FINANCIAL CORPORATION, a Liberian corporation (the "Consultant").

                                    RECITALS

         Hallwood Group is engaged in numerous international activities and shall from time to time require the financial knowledge and expertise of the Consultant or its agents in regard to various transactions between Hallwood Group and its affiliates, and any third parties (Hallwood Group and its affiliated entities are sometimes referred to in this Agreement as the "Hallwood Companies");and

         The Hallwood Companies desire to draw upon and benefit from the financial knowledge and expertise of Consultant or its agents, and the Consultant desires to consult with the Hallwood Companies and be available therefor and the Consultant is willing to undertake and to perform various duties for the Hallwood Companies.

                                   AGREEMENT

         In consideration of the mutual undertakings and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Appointment. Hallwood Group agrees to appoint the Consultant and the Consultant agrees to accept such appointment and undertakes to advise and consult with Hallwood Group upon the terms and conditions set forth in this Agreement.

         2.      Duties of the Consultant.

                 2.1 General Duties. The Consultant shall furnish and perform international consulting and advisory services to the Hallwood Companies to enable such entities to: (i) render assistance in strategic planning; and (ii) effect acquisitions by the Hallwood Companies of assets or mergers of the Hallwood Companies with other entities and shall perform such services in or from Monaco, Antigua, or such other jurisdictions as Consultant or its agents may, in their sole discretion, deem appropriate, and neither Consultant nor any agent of Consultant shall be obligated to provide any such services, or otherwise engage in any business of any nature whatsoever, in the United States or the United Kingdom. In particular, the Consultant's duties and obligations hereunder shall include: (a) performing such duties at such times and in such manner as shall be mutually agreeable to Hallwood Group and the Consultant, although at all times the Consultant will retain control over how such services are performed and who the Consultant will hire to
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perform such services; (b) reporting to Hallwood Group and any other entity designated by Hallwood Group, as needed, to fulfill its obligations regarding the rendition of international strategic and consulting advice; and (c) observing and complying with all resolutions, regulations and directions from time to time made or given by Hallwood Group as long as such resolutions, regulations and directions do not interfere with the manner in which Consultant performs its duties.

                 2.2 Relationship of the Parties. In performing its services under this Agreement, the Consultant shall be an independent contractor and, as between Hallwood Group and the Consultant, neither Hallwood Group nor any other of the Hallwood Companies shall be responsible for withholding, collection or payment of income taxes or for other taxes of any nature on behalf of the Consultant or any agent of Consultant. Nothing contained in this Agreement shall make the Consultant the agent, employee, joint venturer or partner of the Hallwood Companies or provide the Consultant with the power or authority to bind the Hallwood Companies to any contract, agreement or arrangement with any individual or entity except with the prior written approval of such entities.

         3. Nondisclosure and Confidentiality. The Consultant understands that it has developed and been exposed to, or may develop or be exposed to highly confidential information and trade secrets of the Hallwood Companies, including, without limitation, geological and geophysical data and analysis, discoveries, well logs, drilling techniques, drilling locations, drilling results, acquisitions, technical studies, appraisals, future plans and strategies, tenants, rent rolls, business procedures, agreements, financial data and records (collectively, "Confidential Information"), and that maintenance by the Hallwood Companies of their proprietary Confidential Information to the fullest extent possible is extremely important.
Accordingly, the Consultant covenants that, except with the prior written consent of Hallwood Group, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone (except Hallwood Group's authorized representatives), any confidential information to which the Consultant has been or shall become privy relating to the business of Hallwood Group, or any of its affiliates. The provisions of this Section 3 shall not apply to any information to the extent (i) it is or shall become generally known to the public or the trade (without the commission of a tortious act),
(ii) it is or shall become available in trade or other publications, (iii) the Consultant is required by law to disclose such information to any person, or
(iv) that agents of Consultant need such information to assist Consultant with the performance of its duties hereunder. With respect to clause (iv), however, Consultant agrees to indemnify the Energy Companies to the extent any agent of Consultant violates any provision contained in this Section 3. Upon termination of the Consultant's appointment for any reason, or if earlier required by the Hallwood Companies, the Consultant agrees to return to the Hallwood Companies all copies of any documents or items previously provided to Consultant and/or its agents containing any Confidential Information.

         4. Certain Payments. The Consultant acknowledges that it is aware of the provision of United States law relating to prohibitions of any person representing a United States company from, directly or indirectly, giving anything of value to any foreign official to influence the foreign official in directing or agreeing to do business with the United States firm. In addition, the Consultant acknowledges that it has read the Statement of Company Policy of the Hallwood




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Entities regarding payment of gifts to foreign officials that has previously been supplied to the Consultant. The Consultant hereby undertakes to abide by such laws and policy and will not use any part of the amounts paid under this Agreement or any payments that are prohibited under such laws or policy.

         5. Term. The services of the Consultant under this Agreement shall commence on the date of execution of this Agreement (the "Commencement Date") and shall continue thereafter until July 31, 1998, unless earlier terminated as provided in this Agreement (the "Term"); provided, however, that this Agreement shall automatically renew for an additional one (1) year period (the "Renewal Term") commencing on the expiration of the Term or any Renewal Term, as the case may be, on the same terms and conditions provided for in this Agreement, except as may otherwise be agreed upon in writing by the parties, until this Agreement is terminated pursuant to its terms. Either party may give written notice to the other of its election not to renew this Agreement, which written election must be given not less than 30 days prior to the expiration of the Term or any Renewal Term, as the case may be.

         6.      Compensation.

         A. As compensation for the Consultant's services, Hallwood Group agrees to pay to the Consultant an annual fee of Eight Hundred Twenty Five Thousand Dollars ($825,000), payable in monthly installments of Sixty Eight Thousand Seven Hundred Fifty Dollars ($68,750) on the first day of each month.

         B. The amounts paid pursuant to paragraph A of this section shall be a nonrefundable advance against any fees, commissions or other payments payable to Consultant in the future for services rendered by Consultant in connection with any transactions between the Hallwood Companies and any third party.

         C. Hallwood Group and the Consultant hereby acknowledge and agree that all amounts payable pursuant to paragraph A of this section are to be paid as a retainer to secure, for the benefit of the Hallwood Companies, the availability of the Consultant to perform the services referred to in Section 3 of this Agreement. Consequently, all amounts so payable shall be so payable, without offset, withholding or any deduction of any nature whatsoever, whether or not any services are performed at any time, except as provided in paragraph B of this section.

         D. Hallwood Group shall reimburse Consultant for all reasonable and ordinary out-of-pocket business expenses Consultant reasonably incurs in the performance of its duties under this Agreement.


         7. Termination. Either party may terminate this Agreement at any time upon the following events: (i) any act of dishonesty on the part of one party resulting or intended to result directly or indirectly in personal gain or benefit at the expense of the other party or material damage of or to property of the other party; (ii) any act of fraud, misappropriation, embezzlement or willful misconduct by either party or (iii) the willful breach or repeated, habitual neglect by





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either party of its duties under this Agreement.  In all other events, this
Agreement may not be terminated at the will of either party until the projects assigned under this Agreement have been completed.

         8. Assignment. Neither party hereto may assign, without the other party's prior written consent, this Agreement, or any right or obligation hereunder, and any and all assignments without such prior written consent shall be null and void, except that with the consent of Hallwood Group the Consultant may designate agents to perform its obligations under this Agreement.

         9.        Miscellaneous.

         (a) Notices. Any notice to be given hereunder is to be given in writing by either party to the other and delivered or sent by prepaid airmail post or facsimile transmission addressed to the address of the addresses set forth opposite each party's name below or such other address as may be notified by one party to the other for such purposes and shall be deemed to be served in the case of airmail post three days after posting and in the case of facsimile transmission immediately upon successful transmission.

         (b) Headings; Pronouns. The headings of the paragraphs of this Agreement are for convenience of reference only and are not to be considered and construed in this Agreement. When the context so requires in this Agreement, the masculine gender includes the feminine and neuter, and the singular number includes the plural, and vice versa.

         (c) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

         (d) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of Texas and the parties agree to submit themselves to the jurisdiction of Texas.

         (e) Counterparts. This Agreement may be executed in multiple counterparts, all of which shall be deemed originals, but which counterparts shall constitute one and the same instrument.

         (f) Binding Agreement. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Whenever a reference to any party is made herein, such reference shall be deemed to include a reference to the heirs, executors, legal representatives, successors and assigns of such party.





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         (g)     Entire Agreement.  This Agreement contains the entire
agreement between the parties hereto with respect to the subject matter hereof. No variations, modifications or changes herein or hereof shall be binded upon any party unless set forth in a document duly executed by or on behalf of such party.

         (h) Amendments. This Agreement may not be modified, altered, amended, waived or terminated orally, unless in writing signed by the parties hereto.

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         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

                                        HALLWOOD GROUP:

Address:                                THE HALLWOOD GROUP INCORPORATED
3710 Rawlins
Suite 1500
Dallas, Texas 75219                     By:   /s/ Melvin J. Melle
                                           -------------------------------------
                                        Name:   Melvin J. Melle
                                             -----------------------------------
                                        Title:  Vice-President
                                              ----------------------------------

                                        CONSULTANT:

Address:                                HSC FINANCIAL CORPORATION
24, Avenue Princesse Grace
Monte-Carlo MC98000
Principality of Monaco                  By:   /s/ Anthony J. Gumbiner
                                           -------------------------------------
                                        Name:   Anthony J. Gumbiner
                                             -----------------------------------
                                        Title:  President
                                              ----------------------------------




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